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                                                               Exhibit 99.1

[LOGO]                                                  [LOGO]


For Release
August 11, 1998

RCT-048-898


RELTEC Contacts: Scott Fine                  Sheri Kightlinger
                 Vice President, Finance     Manager, Corporate Communications
                 RELTEC Corporation          RELTEC Corporation
                 440-460-3728                440-460-3741
                 fines@rct.relteccorp.com    kightlin@rct.relteccorp.com

PFS Contact:     Andrew Knott
                 Vice President, Sales and Marketing
                 Positron Fiber Systems
                 609-222-1288
                 aknott@positronfiber.com


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         RELTEC TO ACQUIRE POSITRON FIBER SYSTEMS IN $200 MILLION
                             CASH TRANSACTION

                     Combination Creates Powerful
                  Broadband Services Delivery Platform

Cleveland, OH and Montreal, Quebec, Canada -- August 11, 1998 --
RELTEC Corporation (NYSE: RLT) and Positron Fiber Systems Corporation (PFS) (NASDAQ PFSCF MSM/TSE: PFS) today jointly announced that they have entered into a definitive merger agreement under which RELTEC has undertaken to make an offer to purchase all outstanding common shares of PFS for US$13.625 per share in cash. The aggregate value of the transaction is approximately $200 million. This combination creates a powerful family of broadband access platforms for delivering multimedia services. This merger also advances RELTEC's position in the multi-billion dollar SONET SDH broadband access delivery market. The acquisition is expected to be accretive to RELTEC's 1999 earnings.

"The addition of the PFS team is key to accelerating our growth in the provisioning of access systems for telecommunications carriers worldwide, and represents another step in realizing our goal of providing the most comprehensive, advanced family of broadband services platforms in the industry," said Dudley P. Sheffler, President and Chief Executive Officer of RELTEC. "This combination is good for our customers, shareholders and our employees. Additionally, we're very pleased with the high-caliber management team at PFS and anticipate a seamless integration for employees as both organizations share a similar culture -- we're entrepreneurial and have a commitment to the same core values of customer satisfaction and quality products and services. More important, we're both focused on the rapidly growing market for broadband access.


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Headquartered in Montreal, Quebec, Canada, and employing 152 people, PFS offers a range of carrier class SONET and SDH products for CLECs, CAPs, RBOCs, IXCs and telecommunications OEMs worldwide. PFS' state-of-the-art Position OSIRIS-TM- and Positron MIST-TM- family of carrier class multiplexers and transmultiplexers meet the needs of access carriers worldwide, while providing the most flexible and cost effective delivery vehicle for both existing and emerging services. PFS' customers include Cox Communication. E. Splro, MoLeodUSA, Nextlink and OEMs including Digital Microwave Corporation and Siemens Telecom Networks.

In addition to building on PFS' established SONET and SDH product line of market-leading, broadband access multiplexer products, a key strategic initiative of this acquisition will be the rapid integration of PFS SONET and Network Element Management technology into RELTEC's full service DISC*S-registered trademark- Next Generation Digital Loop Carrier (NGDLC) platform. This includes RELTEC's industry-leading, "fiber-to-the-curb" (FTTC) Deep Fiber Solution-SM-, the market's most widely deployed FTTC access system, providing integrated voice, video and high-speed data services. This combination will allow customers to save money, increase bandwidth and offer new revenue-enhancing services.

Donald Gibbs, PFS' President and Chief Executive Officer, said "We are extremely pleased to join RELTEC. With their strong market position and expertise in the access network, we now have the ability to more effectively pursue our commitment to provide market-leading SONET transport and broadband access solutions. Since the announcement of the OEM agreement between RELTEC and PFS in June, we have already begun the process of integrating the Positron OSIRIS SONET broadband access technology into the DISC*S NGDLC system. Today's announcement will obviously accelerate these activities. This high-performance, integrated system solution will enable us to provide highly resilient delivery of both narrowband and broadband residential and business services on the same platform."

Mr. Gibbs continued, "Given RELTEC's substantial sales penetration of the major Telcos in North America, this merger provides a significant new channel for our family of broadband multiplexers. Access to the RBOC market strengthens and complements our overall sales strategy."

In conjunction with the acquisition, RELTEC also announced the formation of a new business unit, the Access Network Systems Group. This new until will be comprised of two divisions. Access Systems (NGDLC-based delivery platforms) and Positron Fiber Systems, (SONET, SDH and Network Element Management). Michael Pratt will lead the Access Network Systems Group as Vice President and General Manager. This new business will leverage existing RELTEC technology and product strengths with PFS' high-speed fiber transmission capabilities and RELTEC's innovative access initiatives.

"DISC*S provides a wide range of access services including voice data and video for residential and high capacity business users," said Michael Pratt, Vice President and General Manager, RELTEC Access Network Systems Group. "As the need for network flexibility increases, and fiber deployment accelerates in local access networks, Positron OSIRIS SONET and SDH access capabilities become a critical component of NGDLC solutions worldwide. RELTEC will now provide integrated SONET/SDH solutions

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capable of handling the routing of aggregated ATM and IP data streams from our xDSL Advanced Copper Solutions -SM- and market-leading FTTC Deep Fiber Solutions. In addition, since OSIRIS SONET interfaces have demonstrated interoperability with other SONET multiplexers, RELTEC platforms will perform in a mixed vendor environment. We will continue to build on their highly competent Montreal development organization to address these exciting, new opportunities together.''

The existing management team will continue to lead PFS. Upon completion of the acquisition, PFS will become a key component of RELTEC's Access Network Systems Group. As previously announced by PFS, a new Montreal facility is being prepared and employees will be moving into the new building by the end of the year. PFS' customers, which include a number of leading competitive local exchange carriers and competitive access providers, will benefit from the expanded geographic presence of RELTEC's experienced, worldwide service and support organization as well as the ability to purchase a broader range of systems, products and services from a single source.

The merger will be consummated following receipt of normal regulatory approvals in Canada and in the United States, and the successful completion of a public tender offer for all of the common shares of PFS. Pursuant to the terms of an intervention agreement with RELTEC, Positron Inc., PFS' largest shareholder, has agreed to tender shares representing 27 percent of PFS' current shares outstanding to RELTEC in its tender offer. RELTEC will commence the public tender offer within the next fourteen days and expects the transaction to close in the fourth quarter of 1998. The tender offer will be subject to various agreed and customary conditions. The transaction will be accounted for as a purchase. In connection with the merger, RELTEC expects to record a one-time change to write off acquired in-process research and development, estimated to be in the range of $90 million to $130 million. Excluding one-time charges, the transaction is expected to be slightly dilutive to earnings per share in the fourth quarter of 1998 and slightly accretive to 1999 earnings per share.

NationsBanc Montgomery Securities LLC and Griffiths McBurney & Partners acted as financial advisors and provided fairness opinions to PFS.

DISC*S-Registered Trademark- is a trademark of RELTEC Corporation. Advanced Copper Solutions -SM- and Deep Fiber Solutions -SM- are service marks of RELTEC Corporation, Positron OSIRIS -TM-, Positron OSIRIS-VUE -TM- and Positron MIST -TM- are trademarks of Positron Fiber Systems Corporation.

Established in 1995, PFS is a leading manufacturer of innovative telecommunications equipment for high reliability and critical service applications. PFS provides solutions for the SONET and SDH broadband access markets with its Positron OSIRIS -TM- family of broadband access multiplexers, Positron MIST -TM- SONET transmultiplexers and Positron OSIRIS-VUE -TM- network management systems. OSIRIS provides carriers with a flexible platform designed for both central office and customer premise applications and provides modular expansion from OC3 (155Mbps) to OC48 (2.5Gbps) in the field. Positron OSIRIS' unique size, ease of installation, price and features allow carriers to reduce the costs of broadband service provision while providing them with a cost-effective delivery vehicle for new service offerings. Additional information is available on PFS website at www.positronfiber.com

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RELTEC is a leader in the design, manufacture and sale of a broad range of telecommunications systems, products and services. Its Access Systems, Integrated Wireless Solutions and Network Components and Services are sold to wireline and wireless service providers and OEMs around the globe. RELTEC operates manufacturing plants in North America, Europe, Asia/Pacific and Latin America with over 5,900 employees worldwide. Additional information is available on the Company's website at www.relteccorp.com.

                                      ###

RELTEC Corporation Safe-Harbor Statement: The statements contained in this press release that are not historical facts are to be considered forward-looking statements. These forward-looking statements involve many risks and uncertainties, including but not limited to, rapid technological change, the importance of new products, uncertain markets for RELTEC's systems and products, unpredictable sales cycles, competition, a changing regulatory environment, customer concentration and numerous other risks which have been set forth in documents filed by the Company with the Securities and Exchange Commission. The Company advises the reader of these statements that actual results or conditions may differ materially from those set forth herein.

Positron Fiber Systems Corporation Safe-Harbor Statement: In this announcement, Positron Fiber Systems Corporation makes forward-looking statements within the meaning of U.S. federal securities laws that involve a number of risks and uncertainties, including statements regarding the company's expectations, beliefs, intentions or strategies regarding the future. Among the factors that could cause actual future results to differ materially from those anticipated are general competitive pressures in the marketplace, the company's success in developing, introducing and gaining market acceptance for new products, its customer and product concentration, its dependence on suppliers, third party manufacturers and distributors, its ability to manage expansion, its dependence on the success of an evolving industry and factors such as changes in general economic conditions or conditions in the specific markets for the company's products and government regulation. Such risk factors and others are discussed in the company's registration statement on Form F-1 as filed with the Securities and Exchange Commission.


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